As filed with the Securities and Exchange Commission on June 14, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3663	33-0174996
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6155 El Camino Real

Carlsbad, California 92009
(760) 476-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service:	Copies to:
Gregory D. Monahan Vice President, General Counsel and Secretary ViaSat, Inc. 6155 El Camino Real Carlsbad, California 92009 (760) 476-2200	Thomas A. Edwards, Esq. Craig M. Garner, Esq. Latham & Watkins LLP 600 West Broadway, Suite 1800 San Diego, California 92101 (619) 236-1234
          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Amount of
		Maximum	Registration
	Amount to Be	Aggregate	Fee(2)
Title of Securities to Be Registered	Registered	Offering Price(1)

Debt Securities, Preferred Stock, par value $0.0001 per share, Common Stock, par value $0.0001 per share, Depositary Shares, and Warrants(3)	$154,000,000	$154,000,000	$19,512

(1)	Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the Securities Act). Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price. Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to $46,000,000 of available securities previously registered pursuant to registration statement no. 333-69664 filed by ViaSat on Form S-3, for which a filing fee of $11,500 in respect of such securities was paid at the time such registration statement was originally filed.

(2)	Amount calculated pursuant to Section 6(b) under the Securities Act.

(3)	This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

          Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus and relates to registration statement no. 333-69664 previously filed on Form S-3 and declared effective on November 27, 2001. This registration statement, which is a new registration statement, also constitutes a post-effective amendment to registration statement no. 333-69664, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

          ViaSat hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until ViaSat shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(SUBJECT TO COMPLETION, DATED JUNE 14, 2004)

PROSPECTUS

VIASAT

$200,000,000

VIASAT LOGO

Debt Securities

Preferred Stock
Depositary Shares
Common Stock
Warrants

     We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $200,000,000:

•	debt securities, which may consist of debentures, notes or other types of debt;

•	shares of preferred stock;

•	shares of preferred stock represented by depositary shares;

•	shares of common stock; and

•	warrants to purchase debt securities, preferred stock or common stock.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     Our common stock is listed on the Nasdaq National Market under the symbol VSAT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is                     , 2004

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

      Whenever we refer to “ViaSat,” “we,” “our” or “us” in this prospectus, we mean ViaSat, Inc. and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

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ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf ” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading, “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

      ViaSat is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.

      We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus. The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

      We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the SEC on June 30, 2003;

•	Our Annual Report on Form 10-K/ A for the fiscal year ended March 31, 2003, filed with the SEC on June 3, 2004;

•	Our Quarterly Report on Form 10-Q for the quarter ended July 4, 2003, filed with the SEC on August 15, 2003;

•	Our Quarterly Report on Form 10-Q for the quarter ended October 3, 2003, filed with the SEC on November 10, 2003;

•	Our Quarterly Report on Form 10-Q for the quarter ended January 2, 2004, filed with the SEC on February 2, 2004;

•	Our Current Report on Form 8-K dated August 12, 2003, filed with the SEC on August 13, 2003;

•	Our Current Report on Form 8-K dated September 16, 2003, filed with the SEC on September 18, 2003;

•	Our Current Report on Form 8-K dated December 18, 2003, filed with the SEC on December 19, 2003;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 20, 1996; and

•	All documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

      You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

ViaSat, Inc.

6155 El Camino Real
Carlsbad, California 92009
(760) 476-2200

FORWARD-LOOKING STATEMENTS

      This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Exchange Act. You can identify these forward-looking statements by forward-looking words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this prospectus. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about ViaSat, including, among other things:

•	the ability to successfully grow our commercial business, while maintaining our significant government business;

•	the ability to successfully develop, introduce and sell new satellite and other wireless communications products;

•	the ability to successfully develop technologies according to anticipated schedules that meet performance expectations;

•	the ability to successfully integrate strategic acquisitions;

•	changes in product supply, pricing and customer demand;

•	changes in relationships with key suppliers; and

•	increased competition and other factors affecting the telecommunications market generally.

      The factors identified above are believed to be some, but not all, of the important factors that could cause actual events and results to be significantly different from those that may be expressed or implied in any forward-looking statements. Any forward-looking statements should also be considered in light of the risk factors detailed in our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VIASAT

      We are a leading provider of advanced broadband digital satellite communications and other wireless networking and signal processing equipment and services to the government and commercial markets. Although our initial focus was primarily on developing satellite communications and simulation equipment for the U.S. government, we have successfully diversified into other related government as well as commercial markets. During the period from April 2000 to January 2002 we acquired (1) the satellite networks business from Scientific-Atlanta, Inc., (2) the Comsat Laboratories business from Lockheed Martin Global Telecommunications, LLC, and (3) U.S. Monolithics, LLC. These acquisitions further enhanced our strategic positioning in the commercial satellite communications market as well as significantly expanded our intellectual property portfolio. As a result of this diversification, we have transitioned from a primarily defense-oriented company to a company with near equal amounts of government and commercial business. We believe this diversification, in combination with our unique ability to effectively apply technologies between government and commercial markets, provides us with a strong foundation to sustain and enhance our leadership in advanced communications and networking technologies.

      We were incorporated in California in 1986 and reincorporated in Delaware in 1996. Our principal executive offices are located at 6155 El Camino Real, Carlsbad, California 92009 and our telephone number is (760) 476-2200. Our website address is www.viasat.com. Information contained in our website is not deemed to be a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

      Our ratios of earnings to fixed charges are as follows for the periods indicated:

						Nine Months
						Ended
	Year Ended March 31,					January 2,

	1999	2000	2001	2002	2003	2004

Ratio of earnings to fixed charges	15.18	16.28	10.79	*	**	7.09

*	There was a deficiency of earnings available to cover fixed charges for the fiscal year ended March 31, 2002. Additional earnings of $615,000 would have achieved a ratio of 1:1.

**	There was a deficiency of earnings available to cover fixed charges for the fiscal year ended March 31, 2003. Additional earnings of $20,980,000 would have achieved a ratio of 1:1.

      Fixed charges consist of interest expense and estimated interest included in rental expense.

      For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

      Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including acquisitions, capital expenditures, working capital and repayment or refinancing of our debts. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF DEBT SECURITIES

      This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

      We may offer under this prospectus up to $200,000,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $200,000,000. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

      The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

      The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

      We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

      In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

      We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

      If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

      Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

      Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

      You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

      Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

      We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

      Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

      So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

      We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

      We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. ViaSat, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

      We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

      We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

      We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

      Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

      We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than ViaSat) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

      Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

      No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

      If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

      The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

      No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

      Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

      The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

      We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

      Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

      Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

      This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

      Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

      The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

      Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

      “Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Governing Law

      The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

      This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation and bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

      Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 105,000,000, consisting of 5,000,000 shares of preferred stock, par value $.0001 per share, and 100,000,000 shares of common stock, par value $.0001 per share.

Common Stock

      As of June 10, 2004, we had 26,635,564 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of our common stock do not have cumulative voting rights, which means that holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected. Subject to the preferences of any of our outstanding preferred stock, the holders of our common stock are entitled to a proportional distribution of any dividends that may be declared by the board of directors. In the event of a liquidation or dissolution of ViaSat, the holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and any payments due to holders of any outstanding shares of our preferred stock. The outstanding shares of our common stock are, and the shares offered by this prospectus, when issued, will be fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Preferred Stock

      We currently have no outstanding shares of preferred stock. Under our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the board of directors is required by the General Corporation Law of the State of Delaware, known as the DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

      All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

      We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

      Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

      The term equity securities does not include convertible debt securities.

Anti-Takeover Provisions

      As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder’s affiliates or associates, for a period of three years. These restrictions do not apply if:

•	prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•	on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Some provisions of ViaSat’s certificate of incorporation and bylaws could also have anti-takeover effects. These provisions:

•	permit the board of directors to increase its own size and fill the resulting vacancies;

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize the issuance of preferred stock in one or more series; and

•	prohibit stockholder action by written consent.

      These provisions are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by the board of directors. In addition, these provisions are intended to ensure that the board of directors will have sufficient time to act in what it believes to be in the best interests of ViaSat and its stockholders. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for a takeover of ViaSat that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of ViaSat. The provisions are also intended to discourage some tactics that may be used in proxy fights.

Classified Board of Directors

      The certificate of incorporation provides for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The classified board provision will help to assure the continuity and stability of the board of directors and the business strategies and policies of ViaSat as determined by the board of directors. The classified board provision could have the effect of discouraging a third party from making a tender offer or attempting to obtain control of ViaSat. In addition, the classified board provision could delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

No Stockholder Action by Written Consent; Special Meetings

      The certificate of incorporation provides that stockholder action can only be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting.

      The certificate of incorporation also provides that special meetings of stockholders may be called only by the board of directors, its chairman, the president or the secretary of ViaSat. Stockholders are not permitted to call a special meeting of stockholders or to require that the board of directors call a special meeting.

Number of Directors; Removal; Filling Vacancies

      The certificate of incorporation provides that the board of directors will consist of between four and eleven members, the exact number to be fixed by resolution adopted by affirmative vote of a majority of the board of directors. The board of directors currently consists of five directors. Further, the certificate of incorporation authorizes the board of directors to fill newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the board of directors by permitting the board of directors to enlarge the size of the board and fill the new directorships with its own nominees. A director so elected by the board of directors holds office until the next election of the class for which the director has been chosen and until his or her successor is elected and qualified. The certificate of incorporation also provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the total voting power of all outstanding securities. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filling the vacancies created by the removal with its own nominees.

Transfer Agent and Registrar

      The Transfer Agent and Registrar for our common stock is Computershare Investor Services LLC.

DESCRIPTION OF DEPOSITARY SHARES

General

      We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

      Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries only. These summaries are not complete and we may modify any of the terms of the depositary shares described in this prospectus in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the deposit agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Dividends and Other Distributions

      The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

      In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

      No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.

Withdrawal of Stock

      Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will no longer be entitled to receive depositary shares.

Redemption of Depositary Shares

      Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

      From and after the date fixed for redemption:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	the depositary shares called for redemption will no longer be deemed to be outstanding; and

•	all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

      Any funds we deposit with the preferred stock depositary for redemption of depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting of the Preferred Stock

      Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary’s negligence or willful misconduct.

Liquidation Preference

      In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as specified in the applicable prospectus supplement.

Conversion of Depositary Shares

      The depositary shares will not be convertible into common stock or any of our other securities or property, unless we so specify in the applicable prospectus supplement relating to an offering of depositary shares.

Amendment and Termination of the Deposit Agreement

      We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary,” or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

      When we direct the preferred stock depositary to do so, the preferred stock depositary will terminate the deposit agreement by mailing a notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. In addition, the preferred stock depositary may terminate the deposit agreement if at any time 45 days have passed since the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices, other than the notice of termination, or perform any further acts under the deposit agreement, except as provided below and except that the preferred stock depositary will continue to collect dividends on the preferred stock and other distributions with respect to the preferred stock and will continue to deliver the preferred stock together with any dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money or other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

      In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock.

Charges of Preferred Stock Depositary

      We will pay all fees, charges and expenses of the preferred stock depositary in connection with its performance of the deposit agreement, except for any taxes and other governmental charges and except as provided in the deposit agreement. Holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

      The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depository will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 45 days after delivery of the notice of resignation or removal.

Miscellaneous

      The preferred stock depositary will make available for inspection to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

      We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement.

Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party.

DESCRIPTION OF WARRANTS

      We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Debt Warrants

      We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

      Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants

      We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material United States federal income tax considerations applicable to exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

      Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

      Except as provided in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

      Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

      Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION

      We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

      We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

      If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

      If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

      We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

      If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by institutions to purchase the securities under contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchasers’ obligations under the contracts will not be subject to any conditions except that:

•	the purchase of the securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the securities are also being sold to underwriters, we will have sold to the underwriters the securities not sold for delayed delivery.

      The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will provide in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

      The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

      The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

VALIDITY OF THE SECURITIES

      Latham & Watkins LLP, San Diego, California, will pass upon the validity of the securities being offered by this prospectus.

EXPERTS

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K/ A of ViaSat, Inc. for the year ended March 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The financial statements of Immeon Networks, LLC incorporated in the prospectus by reference to the Annual Report on Form 10-K/ A of ViaSat, Inc. for the year ended March 31, 2003, as of and for the period from inception (January 8, 2001) through December 31, 2001 and as of and for the year ended December 31, 2002 and for the period from inception (January 8, 2001) through December 31, 2002 have been so incorporated in reliance on the reports of Bennett Thrasher PC, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee	$31,112	*
Fees and Expenses of the Trustee	$10,000	**
Printing and Engraving Expenses	$50,000	**
Legal Fees and Expenses	$50,000	**
Accounting Fees and Expenses	$25,000	**
Miscellaneous	$23,888	**

Total	$190,000

*	Includes the registration fee for the $46,000,000 of available securities previously registered by ViaSat pursuant to registration statement no. 333-69664.

**	Estimated.

Item 15.	Indemnification of Directors and Officers

      Our officers and directors are covered by certain provisions of the DGCL, our certificate of incorporation, our bylaws and insurance policies that serve to limit and, in certain instances, to indemnify them against certain liabilities that they may incur in such capacities. ViaSat is not aware of any claim or proceeding in the last three years, or any threatened claim, that would have been or would be covered by these provisions. These various provisions are described below.

      In June 1986, Delaware enacted legislation that authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to ViaSat or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as director, except for liability: (1) for any breach of the director’s duty of loyalty to ViaSat or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

      As a Delaware corporation, ViaSat has the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to ViaSat’s best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of ViaSat, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of ViaSat’s directors and officers to the full extent provided by Delaware corporate law. In addition, ViaSat has entered into indemnification agreements with its directors and officers that generally provide for mandatory indemnification under circumstances for which indemnification would otherwise be discretionary under Delaware law.

      ViaSat maintains insurance on behalf of any person who is or was a director or officer of ViaSat, or is or was a director or officer of ViaSat serving at the request of ViaSat as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not ViaSat would have the power or obligation to indemnify him against such liability under the provisions of the bylaws.

Item 16.	Exhibits

      A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the TIA) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

SIGNATURES

      Pursuant to the requirements of the Securities Act, ViaSat, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 14, 2004.

VIASAT, INC.

By:	/s/ MARK D. DANKBERG

Mark D. Dankberg
Chairman of the Board
and Chief Executive Officer

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Mark D. Dankberg and Ronald G. Wangerin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ MARK D. DANKBERG Mark D. Dankberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 14, 2004

/s/ RONALD G. WANGERIN Ronald G. Wangerin	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2004

/s/ ROBERT W. JOHNSON Robert W. Johnson	Director	June 14, 2004

/s/ B. ALLEN LAY B. Allen Lay	Director	June 14, 2004

/s/ JEFFREY M. NASH Jeffrey M. Nash	Director	June 14, 2004

/s/ MICHAEL B. TARGOFF Michael B. Targoff	Director	June 14, 2004

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Underwriting Agreement.
3	.1(1)	Second Amended and Restated Certificate of Incorporation of the Registrant.
3.2		First Amended and Restated By-Laws of the Registrant.
4	.1(2)	Form of Common Stock Certificate.
4.2		Form of Indenture.
4	.3*	Form of Debt Security.
4	.4*	Form of Warrant.
4	.5*	Form of Warrant Agreement.
4	.6*	Form of Deposit Agreement.
5.1		Opinion of Latham & Watkins LLP.
12.1		Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Latham & Watkins LLP. Reference is made to Exhibit 5.1.
23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3		Consent of Bennett Thrasher PC, Independent Registered Public Accounting Firm.
24.1		Powers of Attorney (included on signature page hereto).
25	.1*	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

(1)	Incorporated by reference to ViaSat’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 filed with the SEC on November 14, 2000.

(2)	Incorporated by reference to ViaSat’s Registration Statement on Form S-1 filed with the SEC on October 1, 1996 (File No. 333-13183), as amended by Amendment No. 1 filed with the SEC on November 5, 1996, Amendment No. 2 filed with the SEC on November 20, 1996, and Amendment No. 3 filed with the SEC on November 22, 1996.